UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Capstead Mortgage Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Capstead Mortgage Corporation

8401 N. Central Expressway, Suite 800

Dallas, Texas 75225-4404

(800) 358-2323

SUPPLEMENT TO PROXY STATEMENT

Dear Stockholder:

The information contained herein supplements the definitive proxy statement of Capstead Mortgage Corporation (the “Company”), which was originally filed with the Securities and Exchange Commission (the “SEC”) on April 7, 2017 (the “Proxy Statement”), relating to the Company’s 2017 Annual Meeting of Stockholders, which will be held on May 17, 2017 at 8401 North Central Expressway, Suite 220, Dallas, Texas beginning at 1:00 p.m., Central Time. This supplement is being filed with the SEC, posted on www.proxypush.com/cmo, and mailed to stockholders of record as of March 24, 2017, the record date for the 2017 Annual Meeting, beginning on or about April 27, 2017.

It recently came to the Company’s attention that the voting choices on the proxy card, website and telephone interface for proposal 1, the vote to elect eight directors to hold office until our next annual meeting of stockholders and until their successors are elected and qualified, did not include the option to abstain from voting. As a result, the voting options for proposal 1 have been corrected and a revised proxy card was filed with the SEC on April 27, 2017. Stockholders who originally received a copy of the proxy card by mail are being sent a revised proxy card along with this supplement. Stockholders who received an “Important Notice Regarding the Availability of Proxy Materials” are directed to visit www.proxypush.com/cmo.

If you already voted “FOR” on all, or certain, director candidates on proposal 1, the Company will assume that you continue to support voting to elect all, or certain, director candidates unless you complete a duly executed proxy or voting instruction bearing a later date. If you already voted “WITHHOLD” on all, or certain, director candidates on proposal 1, the Company will assume that you continue to support voting against all, or certain, director candidates unless you complete a duly executed proxy or voting instruction bearing a later date. If you would like to change your vote to “Abstain,” you will need to complete a new proxy or voting instruction; otherwise, the Company will treat your vote on this proposal as previously indicated.

As a reminder, the Board of Directors continues to recommend that stockholders vote:

•	FOR election of the eight directors named in the Proxy Statement for one-year terms expiring at the 2018 Annual Meeting of Stockholders;

•	FOR approval of the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and the Executive Compensation sections of the Proxy Statement;

•	For holding future advisory votes to approve the compensation of the Company’s named executive officers EVERY YEAR (i.e., “1 Year” on the proxy card or voting instruction); and

•	FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

This supplement does not update any other information set forth in the Proxy Statement. As a reminder, a proxy may be revoked at any time before it is exercised by filing a written notice of revocation with the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by voting in person at the 2017 Annual Meeting.

Sincerely,

Phillip A. Reinsch
Secretary

The date of this supplement to the Proxy Statement is April 27, 2017